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                                                                EXHIBIT 3.17(i)

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                       OF
                                       --

                        PLATE MASTERS ACQUISITION CORP.
                        -------------------------------


                                  ARTICLE ONE
                                  -----------

     The name of the corporation is Plate Masters Acquisition Corp.

                                  ARTICLE TWO
                                  -----------

     The address of the corporation's registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE
                                 -------------

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR
                                  ------------

     The total number of shares of stock which the corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $0.01 per share.

                                  ARTICLE FIVE
                                  ------------

     The name and mailing address of the sole incorporator are as follows:


               NAME                 MAILING ADDRESS
               ----                 ---------------

               Maureen L. Maher    200 East Randolph Drive
                                    Suite 5700
                                    Chicago, IL  60601


                                  ARTICLE SIX
                                  -----------

     The corporation is to have perpetual existence.

                                 ARTICLE SEVEN
                                 -------------

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is
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     IN WITNESS WHEREOF, Plate Masters Acquisition Corp. has caused this
Certificate of Amendment to be signed by its Secretary as of this 28th day of October, 1996.

                              PLATE MASTERS ACQUISITION CORP.


                              By: /S/ BLAIR G. SCHLOSSBERG
                                  ------------------------------
                                    Blair G. Schlossberg
                                    Secretary